UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 2, 2013

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On October 2, 2013, in connection with the announcement of the sale of its G.H. Bass & Co. division discussed in Item 8.01 (Other Events) below, PVH Corp. issued a press release in which it updated its previous guidance for third quarter 2013 non-GAAP earnings per share and reaffirmed its previous guidance for full year 2013 non-GAAP earnings per share.  A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document.

Item 8.01                      Other Events.

On October 2, 2013, PVH Corp. announced that it signed a definitive agreement to sell substantially all of the assets of its G.H. Bass & Co. division to G-III Apparel Group, Ltd.  The transaction is expected to close in the beginning of the fiscal fourth quarter 2013 and is subject to certain post-closing adjustments and customary closing conditions.

Item 9.01                      Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.                      Description

99.1	Press Release, dated October 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: October 3, 2013

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press Release, dated October 2, 2013